Exhibit 32.1
Certifications of Chief Executive Officer and Chief Financial Officer of Aviat Networks, Inc.
Pursuant to Section 1350 of Chapter 63 of Title 18 of the
United States Code as Adopted Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002
     In connection with the filing of the Quarterly Report on Form 10-Q of Aviat Networks, Inc. (“Aviat Networks”) for the fiscal quarter ended October 1, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Charles D. Kissner, Chief Executive Officer and Chairman of the Board of Aviat Networks, and Thomas L. Cronan III, Senior Vice President and Chief Financial Officer of Aviat Networks, hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. §1350, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Aviat Networks as of the dates and for the periods expressed in the Report.

Date: November 10, 2010	/s/ Charles D. Kissner
	Name:	Charles D. Kissner
	Title:	Chief Executive Officer and Chairman of the Board

Date: November 10, 2010	/s/ Thomas L. Cronan III
	Name:	Thomas L. Cronan III
	Title:	Senior Vice President and Chief Financial Officer